Exhibit 5.1

April 14, 2016

Board of Directors
Heritage Oaks Bancorp
1222 Vine Street
Paso Robles, California 93446

Re:          Registration Statement on Form S-1

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Heritage Oaks Bancorp (the “Company”) with the U.S. Securities & Exchange Commission in connection with the registration under the Securities Act of 1933 of 3,068,615 shares of Common Stock, no par value, for resale, from time to time, pursuant to Rule 415 under the Securities Act as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”), which may be offered by the selling stockholders identified in the Prospectus (the “Securities”).

In rendering this opinion, we have examined such documents and records as we have deemed relevant. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. In addition, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; and (ii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus.

Based upon the foregoing and such other further review of fact and law as we have deemed necessary or appropriate under the circumstances, we are of the opinion that the Securities are duly authorized, validly issued, fully paid and non-assessable.

This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or related documents, nor is it to be filed with or furnished to any government agency or other person, without the prior written consent of this firm in each instance.

This firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the undersigned under the heading “Legal Matters” therein and in the related prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/Manatt, Phelps & Phillips, LLP
Manatt, Phelps & Phillips, LLP